AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT effective April 29, 2011, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), COLUMBIA FUNDS VARIABLE INSURANCE TRUST (the “Fund”), COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (ASSIGNEE OF COLUMBIA MANAGEMENT ADVISORS, LLC) (the “Adviser”), and COLUMBIA MANAGEMENT INVESTMENT DISTIBUTORS, INC. (ASSIGNEE OF COLUMBIA MANAGEMENT DISTRIBUTORS, INC.) (the “Distributor”), (collectively the “Parties”), Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, GWL&A, First GWL&A, the Fund, the Adviser and the Distributor entered into a Fund Participation Agreement dated April 30, 2009 (the “Agreement”); and

WHEREAS, the Parties desire correct a typographical error on Schedule A to the Agreement; and

WHEREAS, the Parties desire and agree to add the Columbia Variable Portfolio – Mid Cap Growth Fund and the Columbia Variable Portfolio – Small Company Growth Fund to the Designated Portfolios of the Agreement;

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

2.	The Columbia Mid Cap Growth Fund is hereby added as a Designated Portfolio of the Agreement.

3.	Schedule B of the Agreement is hereby replaced in its entirety with Schedule B as attached and incorporated by reference to this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective the date listed above.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:
Title: VP
Date: 11/8/11

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By: /s/ Susan Gile
Title: V.P., Individual Markets
Date: 11.7.11

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By its authorized officer,

By:
Title: President
Date:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By its authorized officer,

By:
Title: Senior Vice President
Date: 11-10-11

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By its authorized officer,

By:
Title: Senior Vice President
Date: 11-10-11

SCHEDULE A

SEPARATE ACCOUNTS

GWL&A Account(s):

COLI VUL-2 Series Account

COLI VUL-4 Series Account

COLI VUL-7 Series Account

FutureFunds Series Account

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

First GWL&A Account(s):

COLI VUL-1 Series Account

COLI VUL-2 Series Account

COLI VUL-4 Series Account

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

SCHEDULE B

Designated Portfolios

Columbia Variable Portfolio - Mid Cap Growth Fund

Columbia Variable Portfolio - Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund